Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-78051) and Form S-8 (No. 333-69827, 033-65142, 033-62718, 033-49704, 333-107932, 333-78051 and 333-127394) of Hickory Tech Corporation of our report dated March 14, 2007 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 4, 2009